SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 28, 2007

TRULITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51696	20-1372858
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 HOUSTON CENTER
1401 McKINNEY STREET, SUITE 900
HOUSTON, TX 77010-4035
(Address of principal executive offices including Zip Code)

                    (713) 888-0660
(Registrant’s telephone number, including area code)

                            N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On June 28, 2007, Trulite, Inc. (“Trulite”) announced a new addition to its Trulite product line: the Trulite KH4 (Kittyhawk 4).  The result of over 8 months of research, design, development, and testing, the next-generation Trulite KH4 integrated hydrogen fuel cell system is powered by two proprietary 400 watt-hour fuel cartridges and by high-energy lithium ion batteries.  The unit is capable of producing 150 watts of continuous power and up to 200 watts of peak power. This product will be available in the market after further refinement and testing. This product will be able to provide portable power for residential and commercial applications when grid power is not convenient or is not available.

More information about Trulite and its products can be found on Trulite’s website at http://www.trulitetech.com.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULITE, INC.
(Registrant)

Dated: June 29, 2007	By:	/s/ Jonathan Godshall
	Name:	Jonathan Godshall
	Title:	President and Chief Executive Officer